UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

The Company held its annual Shareholder Meeting (the "Meeting") on June 15, 2017 in Lindon, Utah.  Of the 50,359,343 total shares of common stock of the Company that were issued and outstanding on April 21, 2017, the record date for the Meeting, 43,564,947 shares, constituting approximately 87% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected five directors to the Company's board of directors for the ensuing year or until their successors are elected and qualified.  The votes regarding this proposal were as follows:

Nominee	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Brenton W. Hatch	32,412,296	0	1,411,496	9,741,155
Harold Albert	32,413,696	0	1,410,096	9,741,155
Daren J. Shaw	28,448,871	0	5,374,921	9,741,155
Ronald R. Spoehel	28,448,871	0	5,374,921	9,741,155
Arlen B. Crouch	28,457,731	0	5,366,061	9,741,155

2. The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company's independent registered public accounting firm for the 2017 fiscal year.  The votes regarding this proposal were as follows:

Auditor	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Sadler, Gibb & Associates	43,425,608	58,912	80,427	-

3.  The shareholders approved an amendment to the Company's 2014 Equity Incentive Plan.  The votes regarding this proposal were as followed:

Equity Incentive Plan	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Amendment	32,617,977	1,167,197	38,618	9,741,155

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 19, 2017	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer